CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 25, 2001, relating to the financial statements and financial highlights which appears in the April 30, 2001 Annual Report of The Florida TaxFree Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
August 27, 2001